Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the ATS Medical, Inc. 2000 Stock Incentive Plan of our report dated March 6, 2006, except for Note 7, as to which the date is July 13, 2006, with respect to the consolidated financial statements and schedule of ATS Medical, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Minneapolis, Minnesota
October 30, 2008